Exhibit 99.1

and its subsidiaries

Consolidated Financial Statements
For the Year Ended
December 31, 2020

Vintage Estate Homes and Subsidiaries
Table of Contents
December 31, 2020

Report	Page(s)
Independent Auditor’s Report	1-2
Consolidated Financial Statements
Consolidated Balance Sheet	3
Consolidated Statement of Income	4
Consolidated Statement of Members’ Equity	5
Consolidated Statement of Cash Flows	6
Notes to Consolidated Financial Statements	7-18

Prince CPA Group

Independent Auditor’s Report

To the Members of

Mercedes Premier Homes, LLC d/b/a Vintage Estate Homes:

Report on the Audit of the Consolidated Financial Statements

We have audited the consolidated financial statements of Mercedes Premier Homes, LLC d/b/a Vintage Estate Homes and its subsidiaries (the “Company”), which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of income, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

1

Prince CPA Group

Independent Auditor’s Report (Continued)

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

April 19, 2021
Orlando, Florida

2

Vintage Estate Homes and Subsidiaries
Consolidated Balance Sheet
December 31, 2020

Assets
Cash and cash equivalents	$3,705,022
Accounts receivable	177,538
Contract assets	2,322,000
Inventories:
Homes and lots subject to sales contracts	45,702,074
Homes and lots	11,053,077
Unsold finished lots	17,016,040
Land and development costs, lots under development	617,166
Lot deposits	850,273
Total inventories	75,238,630
Property and equipment	641,092
Related party receivables	295,048
Other assets	947,322
Total As sets	$83,326,652

Liabilities and Members’ Equity
Liabilities
Accounts payable and accrued construction costs	$10,004,445
Accrued expenses and other liabilities	2,970,497
Customer deposits	8,038,221
Construction lines of credit	27,557,344
Notes payable	2,554,863
Liabilities before subordinated related party debt	51,125,370
Subordinated related party debt	5,939,660
Total Liabilities	57,065,030
Members’ Equity	26,261,622
Total Liabilities and Members’ Equity	$83,326,652

See the Independent Auditor’s Report and the accompanying notes which are an integral part of these financial statements

3

Vintage Estate Homes and Subsidiaries

Consolidated Statement of Income

For the Year Ended December 31, 2020

Revenues:
Sales	$157,116,868
Other income	35,307
157,152,175
Cost and Expenses:
Cost of sales	132,957,943
Selling, general and administrative	15,577,262
148,535,205
Net income	$8,616,970

See the Independent Auditor’s Report and the accompanying notes which are an integral part of these financial statements

4

Vintage Estate Homes and Subsidiaries
Consolidated Statement of Members’ Equity
For the Year Ended December 31, 2020

Balance at January 1, 2020	$24,733,144
Add: Net Income	8,616,970
Less: Distributions to Members	(7,088,492)
Balance at December 31, 2020	$26,261,622

See the Independent Auditor’s Report and the accompanying notes which are an integral part of these financial statements

5

Vintage Estate Homes and Subsidiaries
Consolidated Statement of Cash Flows
For the Year Ended December 31, 2020

Net Income	$8,616,970
Adjustments to reconcile net in come to net cash provided by/(used in ) operating activities:
Depreciation	336,548
Loss on disposal of property and equipment	3,736
Increase/(decrease) in cash due to:
Accounts receivable	16,161
Contract assets	(1,202,542)
Inventories	(361,655)
Other assets	67,236
Accounts payable and accrued construction costs	506,157
Customer Deposits	4,421,992
Related party receivables and payables, net	(324,460)
Accrued expenses and other liabilities	445,146
Net Cash Provided By Operating Activities	12,525,289

Cash Flows From Investing Activities:
Acquisition of property and equipment	(138,728)
Net Cash Used In Investing Activities	(138,728)

Cash Flows From Financing Activities:
Proceeds on construction lines of credit	79,583,481
Re payments of construction lines of credit	(91,583,039)
Proceeds fro m notes payable	1,630,658
Repayments of notes payable	(452,231)
Proceeds fro m subordinated re la ted party debt	3,139,660
Distributions to members	(7,088,492)
Net Cash Used In Financing Activities	(14,769,963)

Net Change In Cash and Cash Equivalents	(2,383,402)
Cash and Cash Equivalents At Beginning of Period	6,088,424
Cash and Cash Equivalents At End of Period	$3,705,022

Supplemental Disclosures
Interest paid (net of amounts capitalized of $2,981,812) is zero
Cash paid for state franchise taxes	$37,978

See the Independent Auditor’s Report and the accompanying notes which are an integral part of these financial statements

6

Vintage Estate Homes and Subsidiaries

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2020

1.	The Company

Mercedes Premier Homes, LLC, doing business as Vintage Estate Homes (“VEH” or “the Company”), a Florida Limited Liability Company, incorporated on December 15, 2011, principally engages in the marketing, sale and construction of single-family detached and attached homes, generally ranging in sales prices from $250,000 to $800,000 for each home. In addition, the Company engages, or has previously engaged, in developing raw land into residential lots through wholly-owned subsidiaries: Thousand Oaks Development, LLC, Heritage Point Community Developers, LLC, Country Club Lakes Developers, LLC, and Georgiana Community Developers, LLC.

VEH primarily builds in five (5) distinct housing markets in two (2) states, Florida and Texas:

●	Florida – Jacksonville, Melbourne, Orlando
●	Texas – Austin, New Braunfels

The Company has strategically reduced its operation in Jacksonville and Austin during the year.

The consolidated financial statements of VEH include the accounts of the following wholly-owned subsidiaries (“subsidiaries”):

●	Vintage Estate Homes, LLC – Florida Homebuilding operations – “Jacksonville”, “Melbourne”, “Orlando” and “Corporate”
●	Vintage Estate Homes of Texas, LLC – “Austin” and “New Braunfels” – Homebuilding operations
●	Mercedes Premier Realty, LLC – “Realty” – Real estate brokerages services
●	Thousand Oaks Development, LLC – “Thousand Oaks” - Self-development entity that provided residential lots in Austin. The entity has closed on all of its lots.
●	Country Club Lakes Developers, LLC – “Country Club Lakes” - Self-development entity to provide residential lots in Melbourne
●	Georgiana Community Developers, LLC – “Georgiana” – Self-development entity to provide residential lots in Melbourne
●	Heritage Point Community Developers, LLC – “Heritage Point” - Self-development entity that provided residential lots in Melbourne. The entity has closed on all of its lots.
●	Mercedes Premier Homes Jacksonville, LLC – discontinued entity
●	Mercedes Premier Homes Melbourne, LLC – discontinued entity

2.	Date of Management’s Review

In preparing the financial statements, management has evaluated events and transactions for potential recognition or disclosure through April 19, 2021 the date that the financial statements were issued.

3.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of VEH and its subsidiaries and have been prepared in accordance with Accounting Standards Codification (ASC) Section 810, Consolidations. All intracompany transactions and balances have been eliminated in consolidation.

Summary of Significant Accounting Policies

A summary of the significant accounting policies followed by VEH and its subsidiaries in the preparation of the accompanying financial statements is presented below.

See Independent Auditor’s Report

7

Vintage Estate Homes and Subsidiaries

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2020

3.	Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and those differences could be material.

Cash and Cash Equivalents

Cash includes cash on hand and deposits with banks. The Company considers all highly liquid securities with a maturity of three months or less to be cash equivalents.

Inventories

Inventories consist principally of homes and lots subject to sales contracts, homes and lots (which includes speculative homes and model homes), unsold developed lots, land and development cost for in process land development, and lot deposits. Developed lots are generally “ready to build”, fully developed lots, which are available for vertical construction.

Inventories include the direct costs of land and lot acquisition, home construction, capitalized interest, real estate taxes, and other related direct and indirect overhead costs incurred during development and home construction. Inventory costs include amounts paid through the closing date of the home plus an accrual for estimated costs incurred, but not yet paid, based on an analysis of budgeted (as compared to paid) construction costs. Cost of home sales closed to a buyer are charged to cost of sales on a specific identification basis when the home construction obligation is complete and title passes from the Company to the end third-party homebuyer (“Closing”).

Periodically, management reviews inventory at cost to identify where potential valuation reserves may be needed in order to carry inventory at lower of cost or market. At December 31, 2020, management determined a valuation reserve for potential impairments is not necessary.

Property and Equipment

Property and equipment are recorded at cost for individual items with a cost above $500. Repairs and improvements that extend the useful lives of assets are capitalized. Depreciation is expensed using the straight-line method over the estimated useful lives of the related assets ranging from three (3) to five (5) years. When assets are sold or otherwise disposed of, related costs and accumulated depreciation are removed from the balance sheet and any gain or loss is included in the statement of income.

Customer Deposits

The Company and its subsidiaries’ standard real estate contracts require the homebuyer to provide an earnest money deposit. Cash received from homebuyers prior to closing is recorded as customer deposit liabilities. For homes built on Company owned lots, the Customer Deposits are applied to the purchase price at closing. For homes built on customer lots, the deposits are applied to revenue recognized over the construction period.

See Independent Auditor’s Report

8

Vintage Estate Homes and Subsidiaries

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2020

3.	Summary of Significant Accounting Policies (continued)

Revenue Recognition

On January 1, 2019, the Company adopted ASC 606, which provides guidance for revenue recognition. Under ASC 606, a company recognizes revenue when it transfers promised goods or services and satisfies performance obligations to a customer at an amount that reflects the consideration to which a company expects to be entitled in exchange for those goods and services. The Company applied the modified retrospective method to contracts that were not completed as of January 1, 2019. Results for reporting periods beginning after January 1, 2019 are presented under ASC 606, while prior periods are not adjusted and continue to be reported under the previous accounting standards.

The Company applies the following steps in determining the timing and amount of revenue to recognize:

1)       identify the contract(s) with a customer

2)       identify the performance obligation in the contract

3)       determine the transaction price

4)       allocate the transaction price to the performance obligation, if applicable

5)       recognize revenue when (or as) a performance obligation is satisfied

Company Owned Lots

Home sale transactions are made pursuant to contracts under which the Company typically has a single performance obligation to deliver a completed home to the homebuyer when closing conditions are met. For homes built on lots owned by the Company, revenues from home sales are recognized when the performance obligation within the sales contract have been satisfied, which is generally when title to and possession of the home and the risks and rewards of ownership are transferred to the homebuyer on the closing date. Under the home sale contracts, the Company typically receives an initial cash deposit from the homebuyer at the time the sales contract is executed and receive the remaining consideration through a third-party escrow agent, at Closing.

For sales incentives on Company owned lots that involve a discount on the selling price of the home, the Company records the discount as a reduction of revenue at the time of house closing. If the sales incentive requires us to provide a free product or service to the customer, the cost of the free product or service is recorded as cost of revenues at the time of house closing. This includes the cost related to optional upgrades and seller-paid financing costs, closing costs, homeowners’ association fees, or merchandise.

Customer Owned Lots

For homes built on customer owned lots, revenues from home sales are recognized over the construction period as the customer receives the benefits of the contract as construction is being completed. Progress toward completion of the Company’s contracts is measured based the costs incurred under the contacts compared to estimated total costs to be incurred. This method is used because management considers the costs incurred to be the best available measure of the progress on the contracts. These contracts require estimates to determine the appropriate cost and revenue recognition. Because of the inherent uncertainties in estimating total costs to be incurred, it is at least reasonably possible that the estimates used will change within the near term. Current estimates may be revised as additional information becomes available.

For sales incentives on customer owned lots that involve a discount on the selling price of the home, the Company records the discount as a reduction of revenue that is recognized over the construction period. If the sales incentive requires us to provide a free product or service to the customer, the cost of the free product or service is recorded as cost of revenues and recognized over the construction period. This includes the cost related to optional upgrades and seller-paid financing costs, closing costs, homeowners’ association fees, or merchandise.

See Independent Auditor’s Report

9

Vintage Estate Homes and Subsidiaries

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2020

3.	Summary of Significant Accounting Policies (continued)

Income Taxes

The Company and its subsidiaries follow the liability method of accounting for income taxes in accordance with ASC 740, Accounting for Income Taxes. As a limited liability company, the Company and its subsidiaries have elected to be taxed as a partnership. For tax purposes under this election, the Company and its subsidiaries pass their net income to its members; therefore, these financial statements do not include a provision for income taxes. Net income or loss for financial statement purposes may differ from taxable income reported.

Accrued Construction Costs

For each home sale, the Company and its subsidiaries accrue for estimated construction costs where the work has been completed as of the closing date but the costs have not been invoiced and are not included in accounts payable.

4.	Fair Value Measurements

The fair values of cash, accounts receivable, related party receivables, other assets, accounts payable, accrued expenses and other liabilities, customer deposits, construction lines of credit, notes payable, and subordinated related party debt approximate their carrying amounts due to their short period of time to maturity or settlement.

5.	Accounting Guidance Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU and its amendments supersedes the leasing guidance in Topic 840, entitled Leases. Under the guidance, lessees are required to recognize lease assets and lease liabilities on the statement of financial position for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of activities. For nonpublic entities, the standard is effective for fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact of the guidance on its financial statements

6.	Revenue

The Company’s contracts are fixed priced contracts with two methods of recognizing revenue. For homes sold on lots owned by the Company, revenue is recognized at a single point in time, when title and possession of the home are transferred to the homebuyer at a closing. For homes sold on customer owned lots, revenue is recognized over a period of time as the customer controls the home as it constructed. The revenue recognized for the year ended December 31, 2020 under these two methods is as follows:

Sales, company owned lots	$135,005,017
Sales, customer owned lots	22,111,851
$157,116,868

Of total accounts receivable, $177,538 represents contract receivables on completed contracts.

See Independent Auditor’s Report

10

Vintage Estate Homes and Subsidiaries

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2020

6.	Revenue (continued)

Contract Assets and Liabilities

The Company builds certain homes for buyers through home construction contracts in which the homebuyer owns their respective developed lot (as compared to most home contracts which the Company supplies the developed lot to the homebuyer as part of the home contract). Contract assets and contract liabilities arise from timing differences in the customer cash payments to the Company and home construction progress. Contract assets represent the estimated revenues on home construction contracts in excess of amounts billed to customers. Contract liabilities represent amounts billed to customers in excess of revenues earned and customer deposits. The schedule below summarizes the costs and estimated earnings on contracts in progress:

Costs incurred on contracts in progress	$6,164,533
Estimated earnings	1,314,957
7,479,490
Less: Billings to date	(5,161,981)
Total	$2,317,509

Included in the accompanying balance sheet under the following captions:

Contract assets	$2,322,000
Accrued expenses and other liabilities	(4,491)
Total	$2,317,509

7.	Capitalized Inventory Costs

The Company and its subsidiaries capitalize interest during development and construction. Capitalized interest is charged to cost of sales as homes are delivered to the purchaser at Closing. Information regarding capitalized interest is as follows for the year ended December 31, 2020:

Capitalized interest in inventory, beginning of year	$1,337,655
Interest incurred and capitalize d	2,904,442
Interest charged to cost of sales	(3,269,095)
Capitalized interest in inventory, end of year	$973,002

The Company and its subsidiaries capitalize certain overhead costs that relate to the construction of homes to homes and lots subject to sales contracts inventories. Overhead costs are charged to costs of sales as homes are delivered to the purchaser at Closing. Information regarding capitalized overhead is as follows for the year ended December 31, 2020:

Capitalized overhead in inventory, beginning of year	$1,404,598
Overhead incurred and capitalized	3,470,867
Overhead charged to cost of sales	(3,657,524)
Capitalized overhead in inventory, end of year	$1,217,941

See Independent Auditor’s Report

11

Vintage Estate Homes and Subsidiaries

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2020

8.	Property and Equipment

Major classifications of property and equipment are as follows at December 31, 2020:

Model home furniture and decorations	$1,729,581
Leasehold improvements	392,959
Computer equipment	325,342
Equipment	47,770
Computer software	29,793
Furniture and fixtures	26,302
2,551,747
Less: Accumulated depreciation and amortization	(1,910,655)
Property and equipment, net	$641,092

9.	Other Assets

Other assets consist of the following at December 31, 2020:

Prepaid loan costs	$377,670
Prepaid commissions	316,897
Construction deposits	151,129
Prepaid insurance	90,276
Other assets	11,350
$947,322

10.	Other Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consist of the following at December 31, 2020:

Accrued compensation	$1,723,247
Other accrued expenses	857,736
Warranty accrual	331,022
Accrued state franchise tax	54,001
Contract liabilities	4,491
$2,970,497

Warranty Accrual

The Company and its subsidiaries warrant that its homes will comply with certain performance standards for a one (1) year period commencing at Closing. An additional extended warranty product is provided by a third-party warranty company. This third-party insurer warrants certain structural elements up to ten (10) years from Closing. VEH estimates the future costs for such warranties as a liability at the time of Closing. Factors that affect the Company and its subsidiaries’ warranty liability include the number of homes sold, historical and anticipated rates of warranty claims and cost per claim. The Company and its subsidiaries periodically assess the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

See Independent Auditor’s Report

12

Vintage Estate Homes and Subsidiaries

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2020

10.	Other Accrued Expenses and Other Liabilities (continued)

Information related to the Company and its subsidiaries’ warranty accrual, which is included within Accrued Expenses and Other Liabilities, is as follows at December 31:

Warranty accrual, beginning of year	$220,971
Warranty accrual provided	390,375
Warranty payments and adjustments	(280,324)
Warranty accrual, end of year	$331,022

11.	Construction Lines of Credit

The principal balances of Construction Lines of Credit consist of the following at December 31, 2020:

Construction Lines of Credit
Construction line of credit
In August 2020, the Company and its subsidiaries increased their revolving credit construction loan with a national bank to $50 million for which the maximum net funding cannot exceed $35 million. This loan funds the construction of residential homes and is secured by a first mortgage subject to a security agreement. Bank funding is based on certain advance ratio percentages. Interest is payable monthly and bears a rate of prime plus 0.75%, with a floor of 4%. The interest rate at December 31, 2020 is 4%. The line of credit matures in October 2022 with the individual loans on each home maturing within one year to eighteen months.	$15,486,746
Construction line of credit In July 2020, the Company and its subsidiaries renewed their revolving line of credit construction loan with a national bank with a loan amount to $15 million. This loan funds the construction of single-family residential homes and is secured by a first mortgage subject to a security agreement. Bank funding is based on certain advance ratio percentages. Interest is payable monthly and bears a rate of 90-day LIBOR plus 3.9%, with a floor of 5%. The interest rate at December 31, 2020 is 5%. The loan matures in June 2021.	6,266,759
Construction line of credit Revolving line of credit construction loan with a national bank for $15 million. This loan funds the construction of residential homes and is secured by a first mortgage subject to a security agreement. Bank funding is based on certain advance ratio percentages. Interest is payable monthly and bears a rate of prime plus 0.5%, with a floor of 4%. The interest rate at December 31, 2020 is 4%. This loan matures in August 2021. The members of the Company personally guarantee this line of credit.	3,761,194
Construction line of credit $2.5 million a revolving line of credit construction loan with a national bank. This loan funds the construction of residential homes and is secured by a first mortgage subject to a security agreement. Bank funding is based on certain advance ratio percentages. Interest is payable monthly and bears a rate of prime plus 0.5%, with a floor of 4%. The interest rate at December 31, 2020 is 4%. This loan matures in August 2021. The members of the Company personally guarantee this line of credit.	2,042,645
$27,557,344

Future principal maturities on Lines of Credit are due in the year ending December 31, 2021.

See Independent Auditor’s Report

13

Vintage Estate Homes and Subsidiaries

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2020

11.	Construction Lines of Credit (Continued)

The revolving construction lines of credit allow the Company and its subsidiaries to borrow funds based upon value or costs incurred for land and housing inventories held by the Company and its subsidiaries. Certain of these credit facilities contain restrictive covenants which, among other requirements, dictate the maintenance of certain debt-to-equity and liquidity performance levels.

12.	Notes Payable

The principal balances of Notes Payable consist of the following at December 31, 2020:

Development Loan $3,430,000 residential development loan agreement with a national bank. The loan funds the purchase of raw land and the development of the land into residential lots. Interest is payable monthly and bears a rate of 90-day Libor plus 3.9% with a floor of 5%. The loan is guaranteed by a deed of trust on Georgiana Community Developers division. The interest rate at December 31, 2020 is 5%. This loan is payable in installments beginning in December 2020 and ending in October 2022.	$2,544,863
$2,544,863

Future principal maturities on Notes Payable at December 31, 2020 are as follows:

Year ended December 31,	Amount
2021	$1,904,250
2022	650,613
$2,554,863

13.	Deferred Compensation

The Company adopted the Vintage Estate Homes Restricted Units Plan (the “RU Plan”) in April 2015. The RU Plan was implemented to allow chief executives the opportunity to benefit from the growth in one of the subsidiary companies. The RU Plan grants award recipients a Restricted Unit (“RU”) to receive compensation from the Company based on the increases in the fair market value of the subsidiary named in the Restricted Unit Award Agreement. The RU vests over 5 years while the award recipient has been in continuous employment. The RU also includes a provision that under a change of control it will fully vest.

As of December 31, 2020, the Company has one outstanding award with a grant date of December 31, 2013 for a seven-year RU Award Agreement. The grant award was exercised as of December 31, 2020. The Company has accrued approximately $205,000 in expense related to this grant for the year ended December 31, 2020. As the award has not been paid, approximately $831,000 is included in accrued expense and other liabilities in the accompanying balance sheet as of December 31, 2020. The Company does not have any other liabilities as of December 31, 2020 related to the RU Plan.

See Independent Auditor’s Report

14

Vintage Estate Homes and Subsidiaries

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2020

14.	Related Party Transactions

Subordinated Related Party Debt consists of the following at December 31, 2020, which is subordinated to the Construction lines of credit in Note 11 above:

Promissory Note During 2016, the Company signed a Promissory Note to a certain related party. Such Note bears an interest rate of 10% with a balloon principal payment due and payable in November 2023.	$1,200,000
Promissory Note During 2015, the Company signed a Promissory Note to a certain related party. Such Note bears an interest rate of 10% with a balloon principal payment due and payable in February 2024.	1,000,000
Promissory Note During 2014, the Company signed a Promissory Note to a certain related party. Such Note bears an interest rate of 10% with a balloon principal payment due and payable in December 2023.	600,000
Promissory Note During 2020, the Company signed a Promissory Note to a certain related party. Such Note bears an interest rate of 10% with a balloon principal payment due and payable in October 2025.	1,046,830
Promissory Note During 2020, the Company signed a Promissory Note to a certain related party. Such Note bears an interest rate of 10% with a balloon principal payment due and payable in October 2025.	1,046,830
Promissory Note During 2020, the Company signed a Promissory Note to a certain related party. Such Note bears an interest rate of 10% with a balloon principal payment due and payable in October 2025.	1,046,000
Total Subordinated Related Party Debt	$5,939,660

Aggregate future principal maturities on Subordinated Related Party Debt at December 31, 2020 are as follows:

Year ended December 31,	Amount
2021	$—
2022	—
2023	1,800,000
2024	1,000,000
2025	3,139,660
$5,939,660

The Company and its subsidiaries recognized $351,750 in interest expense on Related Party Debt in 2020.

Certain related parties have entered into model home sale leaseback transactions at cost. The related parties lease model homes back to the Company and its subsidiaries after the model home is sold to the related party by the Company and its subsidiaries. When the model home is ultimately sold to an unrelated third-party homebuyer, the related party, the Company and its subsidiaries share in any profits and losses. The total lease expense recognized during 2020 on model home leases with these affiliates is approximately $162,000. The total model home sales to related parties is approximately $271,000 for 2020. The Company’s and its subsidiaries’ share of the profit for the final sales of models to outside parties is a loss of approximately $25,000 for 2020.

See Independent Auditor’s Report

15

Vintage Estate Homes and Subsidiaries

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2020

14.	Related Party Transactions (continued)

During the year ended December 31, 2020, the Company has personal home sales to related parties and employees of approximately $757,000 in which no gross margin is recognized by the Company.

As of December 31, 2020, the Company and its subsidiaries has eleven (11) houses in inventory that are being built for related parties and employees. The total cost included in inventory for these homes was approximately $4,065,000 with related earnest money deposits of approximately $1,914,000.

The Company and its subsidiaries expensed approximately $732,000 in compensation for services provided by its member managers during 2020.

During the year ended December 31, 2020, the Company expensed $2,012,000 in professional fees for services performed by a related party.

The Company began renting office space from a related party during the year ended December 31, 2018. The Company expensed $193,000 for rent to this related party in 2020.

The Company expensed $81,277 to a managed service provider for technology services that four of the members own a partial interest.

The Company and its subsidiaries have funded amounts to several entities affiliated through common ownership structure by Company member managers. At December 31, 2020, the Company has a receivable balance from several of these entities totaling approximately $300,000. The related entities are expected to repay these amounts to the Company and its subsidiaries through future sales. The Company and its subsidiaries owe its member managers approximately $5,000 from the member managers over-funding construction costs on model homes.

15.	Operating Leases

The Company and its subsidiaries lease various office space under lease agreements with varying termination dates through September 2028. Total expenses related to these leases amounted to approximately $310,000 for the year ended December 31, 2020.

The Company and its subsidiaries leaseback several model homes from unrelated and related investors. These leases have varying termination dates through October 2020. Total lease payments related to these leases totaled to approximately $531,000 for the year ended December 31, 2020.

The future minimum lease payments under these leases as of December 31, 2020 are as follows:

Year ended December 31,	Amount
2021	$302,848
2022	231,208
2023	225,137
2024	212,219
2025	217,328
Thereafter	624,731
$1,813,471

See Independent Auditor’s Report

16

Vintage Estate Homes and Subsidiaries

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2020

16.	Advertising Expense

The Company and its subsidiaries attract initial interest in its homes through a comprehensive advertising program using media such as newspapers, direct mail, telemarketing, promotions, internet, and to a lesser extent, radio. Advertising costs, which are expensed as incurred, aggregated approximately $497,000 during the year ended December 31, 2020 and are included in selling, general and administrative costs in the accompanying financial statements.

17.	Employee Benefits

During 2016, the Company and its subsidiaries implemented the Vintage Estate Homes 401(k) and Profit Sharing Plan (the “Plan”). The Plan allows eligible employees to contribute up to 100% of their compensation on a before-tax-basis annually, subject to maximum contribution limits established by federal law. The Company and its subsidiaries match 100% of the employee contributions up to 4% of their compensation. Employees are vested in the Company’s and its subsidiaries’ matching contributions over 6 years. During the year ended December 31, 2020, the employee contributions totaled approximately $207,000, and the Company and its subsidiaries contributions totaled approximately $103,000.

18.	Concentration of Credit Risk

The Federal Deposit Insurance Corporation (“FDIC”) insures all deposits up to a $250,000 limit. The Company and its subsidiaries are uninsured by the FDIC for excess deposits in several bank accounts with various financial institutions which has in excess of the $250,000 insurable deposit limit. The amount of credit exposure in excess of the federally insured limits at December 31, 2020 is $7,481,000. The Company has not experienced any losses on such accounts and do not believe they are exposed to any significant credit risk with respect to cash and cash equivalents.

19.	Income Taxes

The Company has adopted ASC 740-10-25, Accounting for Uncertainty in Income Taxes. The Company will record a liability for uncertain tax positions when it is more likely than not that a tax position would not be sustained if examined by the taxing authority. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

The Company’s evaluation on December 31, 2020, revealed no uncertain tax positions that would have a material impact on the financial statements. State franchise tax returns are subject to an audit for a period of four (4) years. Management does not believe that any reasonably possible changes will occur within the next twelve (12) months that will have a material impact on the financial statements.

Franchise Taxes:

Texas franchise taxes are computed under the provisions of the Texas Comptroller of Public Accounts. For the year ended December 31, 2020, the Texas subsidiaries expensed approximately $40,000 for state income taxes and accrued state income taxes of $54,000 as of December 31, 2020. The Texas subsidiaries do not have deferred income tax liabilities or assets.

Federal Income Taxes:

The Company and its subsidiaries are taxed as a partnership and, therefore, no provision for Federal Income Taxes is necessary in the accounts, since such taxes are the liabilities of the individual members, not the Company and its subsidiaries.

See Independent Auditor’s Report

17

Vintage Estate Homes and Subsidiaries

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2020

20.	Contingencies

The Company is named as a defendant in four lawsuits as of December 31, 2020. The Company has accrued $150,000 related to a complaint for a sale of an incomplete house where a judgement was reached in arbitration. The Company has filed an appeal to the judgement; however, the court has not addressed the appeal.

The Company has accrued approximately $90,000 for a construction defect claim in which an award was granted in arbitration, but the Company has not paid the outstanding claim amount. The Company is in the process of determining whether an appeal would be result in a favorable outcome.

For the other two cases, the outcome of the lawsuits is not determinable at this time and a range of possible loss estimate cannot be reliably determined. It is the opinion of management in consultation with outside counsel that the resolution of these matters will not have a material adverse effect on the financial statements of the Company.

21.	Subsequent Events

On February 7, 2021, an arbitration award of $364,827 was vacated related to construction defect claim. The plaintiff has filed an appeal with the court. It is the opinion of management in consultation with outside counsel that the resolution of these matters will not have a material adverse effect on the financial statements of the Company.

On March 5, 2021, the members of the Company and its subsidiaries entered into an amended non-binding term sheet for the sale of their membership interests in the Company and its subsidiaries. As of the report date, such transaction has not been consummated, but the Company’s members do consider this a bona fide offer and due diligence work is in process.

See Independent Auditor’s Report

18